SONNET BioTherapeutics

Corporate Presentation

November 2019

This presentation contains forward looking statements that do not guarantee future performance

Forward Looking Statements

This presentation contains forward-looking statements about Sonnet BioTherapeutics based on management's current expectations which are subject to known and unknown uncertainties and risks. Words such as "anticipated," "initiate," "expect," "intend," "plan," "believe," "seek," "estimate," "may," and variations of these words or similar expressions are intended to identify forward-looking statements. Our actual results could differ materially from those discussed due to a number of factors, including, but not limited to, our ability to raise additional equity and debt financing on favorable terms, the success of our R&D programs, our ability to obtain regulatory approval of our clinical assets and other risk factors.

We are providing this information as of the date of this presentation and do not undertake any obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or otherwise. Unless the context requires otherwise, references to "Sonnet," "Company," "we," "us" and "our" refer to Sonnet BioTherapeutics.

Corporate Background

- Incorporated in New Jersey
  - Headquarters: Princeton, New Jersey
  - Other Locations: New York City, Geneva

- Employees, Consultants and Contracted Scientists/Experts: Approximately 30 people

- Internal Pipeline Focus: Oncology
  - Proprietary technology platform
  - Existing licensing/partnership interest from large multinational pharmaceutical companies
  - External business development opportunities also exist outside oncology

- Recent acquisition of clinical-stage asset, SON-080, for $33 million
  - Clinical efficacy studies in Chemotherapy-Induced Peripheral Neuropathy (CIPN) to commence during 2020

- Capital invested into Sonnet since inception: Approximately $30 million

Corporate Highlights

Sonnet is a clinical stage biopharmaceutical company with a proprietary, modular biologic drug development platform

We have a deep knowledge of cytokine biology, complemented by extensive drug discovery and development expertise

Our corporate strategy comprises an internal therapeutic pipeline of oncology candidates, with external business development initiatives underway across oncology, autoimmune and inflammatory diseases

Lead drug, SON-080, is a low dose, recombinant formulation of human IL-6 scheduled to enter pilot efficacy studies in patients with chemotherapy induced peripheral neuropathy (CIPN) during 2020

Our Fully Human Albumin Binding (F_HAB) platform has identified multiple candidates for development. Key attributes of the technology include:

- Compatibility with many biologic drug classes, including interleukins, growth factors, peptides and vaccines
- Extended pK
- Targeted delivery
- Increased *in vivo* efficacy
- Single- or bi-specific mechanism of action

Our three-pronged business approach is focused on:

- **Asset - Licensing**
  - Pipeline partnering
  - Non-dilutive funding
  - Funding to develop other assets
- **Platform - M&A**
  - 4-5 assets in clinic
  - 4-5 preclinical assets
  - Expand platform beyond oncology
- **Proprietary Pipeline Development**

SONNET BioTherapeutics

The Sonnet Platform

Asset generation capabilities across major biologic drug classes

Five Filed Patent Applications:

- F_HAB design for numerous targets
- Immunotherapy
  - Drug conjugation
  - Combination with checkpoint inhibitors
- Vaccine
- Bone Metastasis
- CAR-T



Immunogenic cell death inducers
Immunomodulatory mAbs
Checkpoint blockers
Co-stimulatory mAbs
Anticancer vaccines
Monocytes
DCs
Peptides
DNA
Oncolytic virotherapy
TLR
TLR agonists
NLR agonists
PRR agonists
IMIDs
Others
M1
M2
Macrophage-reprogramming agents
T cell
APC
Adenosine
IDO inhibitors
Caner cell
Adenosine inhibitors
Inhibitors of immunosuppressive metabolism
Immunostimulatory cytokines
Adoptive cell transfer
T Cells
Tumor-targeting mAbs
Immunoconjugates
Naked mAbs

SONNET BioTherapeutics

The Sonnet Technology Advantage

Sonnet's Fully Human Albumin Binding (F_HAB) technology utilizes a single chain antibody fragment (scFv) capable of delivering one or two active drug compounds

- Therapeutic payloads attached via **flexible linker peptides**

Following administration, Sonnet's F_HAB-derived candidates **bind to and "hitch-hike" on endogenous human serum albumin (HSA)** for transport to target tissues

- F_HAB has been designed to **bind, unbind and rebind to albumin** in an on-and-off fashion through a physical bonding mechanism, obviating the need for chemical conjugation


Flexible Linkers
FHAB
VH
VL
Human Serum Albumin

KEY FEATURES

Fully Human Construct
- Low/No immunogenicity
- Single- or Bi-specific design

Targeted Delivery
- High efficacy
- Low side effects

Enhanced pK
- Extended dosing intervals

Small Size with Linear Flexibility
- Optimized tumor penetration

Mammalian Cell Production (CHO)
- Glycosylated

Modular
- Off-the-shelf system
- Rapid asset development

SONNET BioTherapeutics

Pipeline Overview

First wave pipeline will target IL-6, IL-12, IL-15, IL-18, GMcSF and TGFβ

	Program	Indications	Discovery	Pre-Clinical	Phase I	Next Milestone:
	SON-080 (low dose IL-6)	Chemotherapy Induced Peripheral Neuropathy*				Pilot Efficacy Study Initiation
F_HAB Platform	SON-1010 (IL12-F_HAB)	Undisclosed Solid Tumor				GLP Tox
F_HAB Platform	SON-1210 (IL15-F_HAB-IL12)	Undisclosed Solid Tumor				Non-GLP Tox
F_HAB Platform	SON-2014 (GMcSF-F_HAB-IL18)	Early Stage Cancer				Preclinical Efficacy
F_HAB Platform	SON-3015 (Anti-IL6-F_HAB-Anti-TGFβ)	Tumor and Bone Metastases				Preclinical Efficacy

*Potential to expand development into diabetic neuropathy

IL-6: A Disease Modifier of CIPN

In peripheral neurons, IL-6 triggers a series of pathways for the maintenance of mitochondrial function and axonal regeneration.



IL-6
IL-6R
gp130
gp130
Plasma membrane
MEK
JAK
P13K
ERK
STAT3
AKT
Neuroprotection
Axonal Regeneration
Remyelination
Mitochondrial Integrity

CIPN Patient Population†

- >50% of cancer patients receiving chemotherapy develop CIPN
- CIPN peak prevalence as high as 70%
- New cases under chemotherapy in the US ~ 10 million
- US cancer survivor population ~ 17 million
- CIPN represents a significant commercial opportunity

Symptoms Include

- Spontaneous Pain Sensation – itching, burning, tingling
- Motor Weakness – grasping, walking, balance impairment
- Loss of sensory perception at the extremities – numbness
- Autonomous nervous system impairment – bladder, stomach, cardio vascular

Current Standard of Care

- Pain relievers, including Cymbalta, opioids
- Limited efficacy, high side effect burden
- No disease modifying treatments currently exist

Data supporting neurotrophic properties in various disease models

- Dubový P et al. Cell Biol. 2019
- Yang P et al. PLoS One. 2015
- Leibinger M et al. Cell Death Dis. 2013
- Yang P et al. Exp Neurol. 2012

†https://www.ncbi.nlm.nih.gov/pmc/articles/PMC6368751/
†https://cancercontrol.cancer.gov/ocs/statistics/statistics.html
†https://www.thelancet.com/journals/lanonc/article/PIIS1470-2045(19)30163-9/fulltext?dgcid=raven_jbs_etoc_email

SONNET BioTherapeutics

IL-6 Intrinsically Reactivates Axonal Growth

IL-6 maintains / restores nerve fiber density


Rats (n = 10/group)
Taxol (6mg/kg/week, i.p.)
D0
D14
D28
D42
IL-6 SC daily injection
Intraepidermal nerve fibers density
Number of fibers per field
10
9
8
7
6
5
4
3
2
1
0
*
*
*
Control Vehicle
Vehicle
IL-6 (3µg/kg/d)
IL-6 (10µg/kg/d)
Taxol
* p < 0.05


Rats (n = 10/group)
Vincristine (0.15mg/kg, i.p.)
D0
D14
D28
IL-6 SC daily injection
Intraepidermal nerve fibers density
Number of fibers per field
9
8
7
6
5
4
3
2
1
0
*
*
Control Vehicle
Vincristine Vehicle
Vincristine IL-6 (10µg/kg/d)
* p < 0.05

IL-6 restores sensation


Rats (n = 10/group)
Cisplatin (2mg/kg, i.p.)
D0
D14
D28
D44
D23
IL-6 SC daily injection
Hot plate test
Time to response (s)
6
5
4
3
2
1
0
*
*
Control Vehicle
Vehicle
IL-6 (3µg/kg/d)
IL-6 (10µg/kg/d)
Cisplatin
* p < 0.05

SONNET BioTherapeutics

Callizot *et al., Cancer Chemother Phamacol,* 2008; 62, 995-1007

SON-080: Clinical History

Low dose recombinant human IL-6 is safe in cancer patients

In Phase I studies comprising 214 total cancer patients:

- SC delivery of IL-6 doses dependently increases plasmatic IL-6, with plasmatic t1/2 ~ 4 hours
- In none of the trials was exacerbation of tumour burden observed
- In several patients, IL-6 treatment induced partial cancer remission or disease stabilization
- Adverse events mostly observed following intravenous, not subcutaneous administration
- Human MTD at 3µg/kg/day or 10µg/kg/3x Weekly (TIW)

In cancer patients, low-dose IL-6 was very well tolerated

Dose	Administration	Side Effects	SAE	Comment
<1µg/kg/Daily	Subcutaneous injection	Fever, chills, anemia	Headache	
<1µg/kg/3x Weekly	Subcutaneous injection	Low level fever, chills, anemia (none requiring treatment)	None	Selected dose for CIPN

Target dose for neuropathies of 0.2µg/kg/EOD gives a large safety margin of 50x

SONNET BioTherapeutics

F_HAB Constructs IL-12 and IL-15: Pharmacokinetic Half Life

The aim of this study was to demonstrate in mice, the pharmacokinetic (pK) behavior of naked IL-12 and IL-15 compared to the same interleukins linked to Sonnet's F_HAB domain

Method: 8 mice C57B/ TP, Age 9.5 weeks dose IV, sacrificed @ 5, 15, 30 mins, 1, 2, 4, 8, 24 & 48 hrs. Serum tested by ELISA


IL12-A10M3
IL12 WT
Protein Concentration (pg/ml)
10,000,000.00000
1,000,000.00000
100,000.00000
10,000.00000
1,000.00000
100.00000
10.00000
1.00000
0
5
10
15
20
25
30
Time (Hours)
t1/2 β = 9.5 hrs
t1/2 β = 2.5 hrs*
* IL12 pK in Mice ~ 3 hrs J. Immunol. 164, 839-847


IL15 WT
IL15-A10M3
Protein Concentration (pg/ml)
10,000,000.00000
1,000,000.00000
100,000.00000
10,000.00000
1,000.00000
100.00000
10.00000
1.00000
0
5
10
15
20
25
30
Time (Hours)
t1/2 β = 0.6 hrs
t1/2 β ~ 7.0 hrs
* IL15 pK in Mice ~ 0.5 hrs 2012 PLoS ONE 7(2):

Fusion to F_HAB increased the plasma half-life of IL-12 > 4x and IL-15 >10X

IL-12 MW = 70kd vs IL-15 MW=13kd

anti-TGFβ and anti-TGFβ-F_HAB: Evaluating Tumor Accumulation

An *in vivo* Demonstration of F_HAB Proof-of-Concept

Western blot analysis of Mouse 4T1 (TGFβ-positive) tumor (~150mm^3) extracts from mice terminated at 0.5, 4, 12 and 24-hours post IV injection with 100 ug/mouse of F_HAB, anti-TGFβ (4D9M) and anti-TGFβ (4D9M)-F_HAB.



FHAB
Anti-TGFβ, no FHAB
Anti-TGFβ-FHAB
50kD
0.5
4
12
24
0.5
4
12
24
0.5
4
12
24
hours
25kD

Results show an accumulation and retention of F_HAB in the tumor

- F_HAB - Present at 0.5 hours, peaks at 4 hours and detectable through 24 hours.
- Anti-TGFβ - Present at 0.5 hours then declines at 4 hours and undetectable at 12 and 24 hours.
- Anti-TGFβ-F_HAB – Present at 0.5 hours. and detectable through 24 hours.
- F_HAB accumulates in the tumors 24 hrs+ and without F_HAB, the scFv enters the tumor but diffuses out after 4 hrs.

Data supports F_HAB POC for the platform's ability to enhance penetration, accumulation and retention within the tumor.

IL12-F_HAB vs IL-12: Tumor Volume Reduction

Comparison of Tumor Volumes Between Groups on Day 10 Post Treatment (Day 0 @ 100 mm^3)



IL12 vs IL12-FHAB
3000
2500
2000
1500
1000
500
0
Final Tumor Volume (mm³)
P=0.0109
P=0.0027
P=0.0818
*
***
***
***
***
Treatment Groups

All asterisks are compared to Vehicle group with one-way ANOVA analysis
* <0.05 ** <0.01 *** <0.001

Single Dose

	Group	Dose
	G1: Vehicle	
*	G2: IL-12 G3: IL12-F_HAB	3µg
*	G4: IL-12 G5: IL12-F_HAB	10µg
*	G6: IL-12 G7: IL12-F_HAB	20µg

* Equal molar IL-12 concentrations



25
20
15
Body Weight (g)
0
2
4
6
8
10
Days

Analysis of tumor volumes shows dose dependent decreases in tumors in both IL12- and IL12-F_HAB-treated mice, as compared to vehicle control. IL12-F_HAB-treated mice showed large, statistically significant, decreases in tumor volumes when analyzed against equimolar-dosed, IL12-treated mice. Results show IL-12 anti-tumor activity is markedly enhanced with the extension of t ½ by F_HAB.

SONNET BioTherapeutics

IL12-F_HAB vs IL-12: Survival Data



% Animal Survived to 2000mm³
100
80
60
40
20
0
6
8
10
12
14
16
18
20
22
Days post Treatment
Single Dose
G1: Vehicle
* G2: IL-12
G3: IL12-FHAB
3µg
* G4: IL-12
G5: IL12-FHAB
10µg
* G6: IL-12
G7: IL12-FHAB
20µg
* Equal molar IL-12 concentrations

Median Days for 50% Tumor reach 2000mm^3	
G1	10
G2	12
G3	14
G4	12
G5	14
G6	14
G7	17.5

Logrank Test for Trend	
Comparison	P value
All Groups	0.0111
G2 vs G3	0.0129
G4 vs G5	NS
G6 vs G7	0.008

Kaplan-Meier evaluation of mouse B16F tumor survivability shows a marked increase in survival with IL12-F_HAB treatment. Doses of 10µg and 20µg of IL-12 WT exhibited 50% survival at 2 and 4 days over vehicle control (10 days). All doses of IL12-F_HAB showed 50% survival over vehicle at 14 and 17.5 days. Survivability at the lowest doses of IL12-F_HAB were equivalent to highest dose IL-12 WT.

SONNET BioTherapeutics

IL12-F_HAB vs IL-12: Additional Tumor Reduction Data

Evaluation of Single Dose (SD) IL12-F_HAB (1.3µg) vs IL-12 (30µg) in B16F10 Melanoma (established @100 mm3 , n=8)



Tumor Volume
3000
2500
2000
1500
1000
500
0
Tumor Volume (mm³)
Placebo
IL12-F$_H$AB (1.3µg, SD) = Molar 0.9µg of IL-12
IL-12 (30µg, SD)
1:30 ratio of IL-12
Dose
2857
1996
1002
0
2
4
6
8
10
Days

IL-12 (1µg) and IL12-F_HAB (1.3µg) are molar equivalent and have similar bioactivity, *in vitro*; however, *in vivo*, F_HAB is approximately 30-fold more potent than IL-12 (at day 10, 1.3µg IL12-F_HAB > IL-12 30µg).

SONNET BioTherapeutics

IL15-F_HAB-IL12 vs IL12-F_HAB

Single I.V. Dose @ 100 mm^3 SC B16F10

Day 10 Tumor Volume (n=8)

Sonnet Bi-Specific Construct
IL15-F_HAB-IL12

Synergistic Biologic Activity:

IL-12: ↑ IL-15 alpha receptor, IFN, NK/T cells, TH1 and ↓ T reg

IL-15 : ↑ IL-12 beta 1 receptor, NK cells & ↓ CD8 memory loss



1500
1000
500
0
Final Tumor Volume (mm³)
Vehicle
IL12-FHAB (5µg)
IL15-FHAB-IL12 (6µg)
Molar = 5 µg IL12

IL15-F_HAB-IL12 produced a greater reduction in tumor volume than the molar equivalent dose of IL12-F_HAB

SONNET BioTherapeutics

IL15-F_HAB-IL12 vs Concomitant IL-12 and IL-15



Day 11
Tumor Volume (mm3)
2000
1000
0
1ug +5ug
1.5ug
6ug
1.5ug
6ug
Day 11 vehicle at +3000m3 not shown
IL-12 (5µg) + IL-15 (1µg)
IL12-FHAB-IL15 (1.5µg)
IL12-FHAB-IL15 (6µg)
IL15-FHAB-IL12 (1.5µg)
IL15-FHAB-IL12 (6µg)

IL15-F_HAB-IL12 shows better reduction than IL12-F_HAB-IL15 or free, concomitantly dosed IL-12 and IL-15

Execution Efficiency

Integrating a Best-in-Class Platform with a World-Class Development Strategy



Cell Line - Sartorius
IL12-F_HAB
IL15-F_HAB-IL12
Analytics – Bio-outsource
IL12-F_HAB
IL15-F_HAB-IL12
GMP Mfg- Abzena
CRO Animal Studies
Identified CRO & per-clin plan
IL-6
CRO Clinical Studies
Exploring innovative clinical plans
Leadership: SONNET + Latham BioPharm

Leadership

Accomplished management team with deep experience in biotechnology



Pankaj Mohan, PhD

Founder, CEO & Chairman

Biotechnology entrepreneur with start-up, academic, large biopharma and government experience.

Founded Oncobiologics in 2011 and led it to a successful IPO in 2016 (Nasdaq: ONS).

More than 20 years in key technical and business roles at Genentech, Eli Lilly and Bristol-Myers Squibb.

Served as an Assistant Professor at University College London, and author of an industry reference book on bioprocess operations (McGraw-Hill).



Jay Cross

Chief Financial Officer & Chief Business Officer

Over 19 years successfully advising, financing and investing in the biotechnology sector.

Former Managing Director, Healthcare Investment Banking, Chardan, and Senior Analyst and Portfolio Manager at Balyasny Asset Management, Citadel and SAC Capital. Previously on the healthcare equity research teams at Goldman Sachs and Hambrecht & Quist.



John Cini, PhD

Chief Scientific Officer /Co-Founder

Former Vice President of Discovery and Development Sciences at Oncobiologics.

Successfully advanced more than 30 novel monoclonal antibody products from discovery to IND.

Several novel products and formulation patents and applications related to wound healing & cancer therapy.

Medarex - Executive Director from 1999-2009 (acquired by BMS), Principal Scientist at Johnson & Johnson and Bayer Pharmaceuticals.



Terence Rugg, MD

Chief Medical Officer

Internationally respected oncologist with nearly 30 years experience in the development of oncology drugs. Involved in the development of over 30 therapeutic compounds, including at least 12 different classes of anti-cancer drugs.

Formerly Vice President, BioOncology Medical Affairs at Genentech, Chief Medical Officer and VP-Development for SGX Pharmaceuticals, Vice President and Head of Oncology/Medical Affairs at Sanofi-Aventis and Head of Oncology for Aventis Global Medical Affairs.

Previous positions at Eli Lilly, Zeneca Pharmaceuticals, Ilex Oncology and British Biotech.



Susan Dexter

Chief Technical Officer

Over 25 years in biotechnology science, manufacturing and business development. Ms. Dexter has worked as a scientist doing cell culture and small scale manufacturing.

Management of biotechnology contract manufacturing services ranging from process development through commercial manufacturing, and strategic consulting-related services.

Roles include Managing Director, Latham Biopharm Group, Chief Business Officer at Xcellerex, Inc, VP of Business Development at The Dow Chemical Company, Assoc. Director of Business Development, Celltech and Lonza.